SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-11499 (Commission File Number)	04-2916536 (IRS Employer Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) entered into an indemnification agreement dated as of February 8, 2017 with each of David A. Dunbar and Jes Munk Hansen in connection with their election as Directors of the Registrant.

The indemnification agreement entered into between the Registrant and each of Messrs. Dunbar and Hansen is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 2.02.                                        Results of Operations and Financial Condition.

On February 9, 2017, the Company announced its financial results for the fiscal quarter and year ended December 31, 2016.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017, the Board of Directors of the Registrant elected each of David A. Dunbar and Jes Munk Hansen to serve as members of the Registrant’s Board of Directors until the Registrant’s 2017 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.  Mr. Dunbar was appointed by the Board to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors and Mr. Hansen was appointed by the Board to serve as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Dunbar has served as President and Chief Executive Officer and a member of the Board of Directors of Standex International Corporation since January 2014.  Standex is a global, multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Group, and Hydraulics Group.  Mr. Dunbar previously served as President of the valves and controls global business unit of Pentair Ltd. from October 2009 to December 2013.  The unit was initially owned by Tyco Flow Control and Tyco Flow Control and Pentair merged in 2012. Pentair is a global provider of products and services relating to energy, water, thermal management and equipment protection. Prior to his tenure at Pentair, Mr. Dunbar held a number of senior positions at Emerson Electric Co., including President of each of the following: Emerson Process Management Europe; Machinery Health Management; and Emerson Climate Technologies Refrigeration.

Mr. Hansen has served as Chief Executive Officer of LEDVANCE GmbH since July 2015.  LEDVANCE is the general lighting lamps business unit of OSRAM GmbH.  Mr. Hansen previously served as Chief Executive Officer of the classical lamps and ballast business unit of OSRAM from January 2015 to July 2015 and as Chief Executive Officer of OSRAM Americas and President of OSRAM Sylvania from October 2013 to January 2015.  OSRAM is a leading global lighting manufacturer. Prior to his tenure at OSRAM, Mr. Hansen served in several senior management roles with Grundfos from 2000 to October 2013, including as Chief Executive Officer and President of Grundfos North America from 2007 to October 2013. Grundfos is a leading global manufacturer of pumps as well as motors and electronics for monitoring and controlling pumps.

Each of Mr. Dunbar and Mr. Hansen will receive a quarterly installment of the cash retainer for non-employee directors for the first quarter of 2017 in the amount of $17,500 and receive a grant of 415 shares of class A common stock under the Registrant’s Second Amended and Restated 2004 Stock Incentive Plan, which represents one quarter of the value of the annual grant of class A common stock to non-employee directors.

There are no transactions in which either Mr. Dunbar or Mr. Hansen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2017	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 9, 2017